UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

CALIDI BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40789	86-2967193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4475 Executive Drive, Suite 200, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 794-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	CLDI	NYSE American LLC

Warrants, each whole warrant exercisable for one share of common stock	CLDI WS	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The description in Item 5.02 below, as it relates to the terms and conditions of the General Release of Claims and Transition Agreement with Mr. Camaisa, and the Employment Agreement with Dr. Poma, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition; Appointment of New Director

On April 17, 2025, Allan Camaisa notified the board of directors (“Board”) of Calidi Biotherapeutics, Inc. (the “Company”) of his resignation as the Company’s Chief Executive Officer (“CEO”) and as Chairman of the Board and from all his positions with the Companies subsidiaries (except Nova Cell, Inc.), effective April 21, 2025, subject to finalization of the terms of the General Release of Claims and Transition Agreement, which agreement was fully-executed on April 22, 2025. Mr. Camaisa will continue to serve as a Class III director of the Company, and will assume the title of “CEO Emeritus”. Mr. Camaisa would also continue to serve as a director on the board of directors of our subsidiary Nova Cell, Inc. Mr. Camaisa’s resignation is not the result of any disagreement with the Company or its Board or any matter relating to the Company’s operations, policies, or practices.

The Company executed, on April 22, 2025, a General Release of Claims and Transition Agreement (“Release Agreement”) with Mr. Camaisa. The Agreement contains customary protections, including a general release of claims by Mr. Camaisa in favor of the Company and certain other related parties. The Agreement will only go effective after the Revocation Period (which is seven business days from April 22, 2025, and excluding such date) has expired. Pursuant to the terms of the Agreement, after the Revocation Period, the Company shall be obligated to pay Mr. Camaisa $500,000 separation pay in the form of compensation continuation over 12 months pursuant to the Company’s regular and customary payroll schedule, less all regular and customary payroll withholdings and shall also be liable to pay Mr. Camaisa’s COBRA premiums for 12 months, commencing May 2025, upon timely election. Mr. Camaisa shall also be entitled to receive a transition/ consulting pay of $10,000 per month during the transition period, and may also be entitled to incentive payments for opportunities that Mr. Camaisa has developed, as more specifically described in the Release Agreement. Such incentive will be calculated and paid based on revenues, capital, or monies actually received by the Company on or before December 31, 2026. No incentive will be earned or paid for revenues, capital, or monies that are received by the Company after that date. Mr. Camaisa will not receive compensation as a member of the Board during the period that he receives consideration pursuant to the Release Agreement.

The foregoing description of the Release Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Release Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On April 17, 2025, the Board, by a unanimous vote, appointed Eric Poma, Ph.D. to serve as CEO of the Company, effective April 22, 2025. In addition, on April 22, 2025, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Dr. Poma to serve as a Class I director of the Company, also effective April 22, 2025, with a term expiring at the annual meeting of stockholders to be held in 2027.

Most recently, Dr. Poma, 53, served as CEO and as a member of the board of directors at Molecular Templates (NASDAQ: MTEM), a clinical-stage biotechnology company, from February 2009 until January 2025. From March 2005 to September 2008, Dr. Poma served as Vice President, Business Development of Innovive Pharmaceuticals. From 2001 to 2005, Dr. Poma held various senior level positions at Imclone Systems, Inc. From 2000 to 2001 Dr. Poma served as an analyst at Eagle Growth Investors, LLC. Dr. Poma received a Ph.D. in Microbiology and Immunology from University of North Carolina at Chapel Hill, an M.B.A. from Leonard N. Stern School of Business and a Bachelor of Science in Biology from University of North Carolina at Chapel Hill.

There are no family relationships between Dr. Poma and any of the Company’s existing directors or executive officers. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Dr. Poma was or is to be a participant and in which Dr. Poma had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Eric Poma, Ph.D. Compensation Arrangements

In connection with his appointment as CEO, the Company entered into an employment agreement with Dr. Poma, dated as of April 22, 2025 (the “Employment Agreement”). The Employment Agreement provides for Dr. Poma’s at-will employment as the CEO of the Company for a term commencing on April 22, 2025 and continuing until terminated by either the Company or Dr. Poma. Under the terms of the Employment Agreement, the Company will pay Dr. Poma an annual base salary of $535,000, which amount is subject to periodic review by the compensation committee of the Board (the “Compensation Committee”). Dr. Poma may also be eligible to receive an annual bonus award in an amount up to a target of 50% of his base salary at the sole discretion of the Board.

In accordance with the terms of the Employment Agreement, Dr. Poma will receive a stock option to purchase 726,412 shares of common stock, 25% of which will vest on the first anniversary of Dr. Poma’s actual start date, and the remainder will vest ratably on a monthly basis over the three-year period thereafter (the “Option Grant”). Vesting generally requires Dr. Pomas’s continued employment through the relevant vesting date.

If Dr. Poma’s employment is terminated by the Company without Cause or by Dr. Poma for Good Reason (each such capitalized term as defined in the Employment Agreement), then the Company will pay Dr. Poma all amounts accrued but unpaid as of the effective date of such termination, continuation of his base salary for the nine months following termination and COBRA benefits for the nine months following termination. Notwithstanding the foregoing, if a termination without Cause or for Good Reason occurs within the twelve months following a Change in Control (as defined in the Employment Agreement), Dr. Poma will receive a lump-sum payment comprised of all amounts accrued but unpaid as of the effective date of such termination, 24 months of his then-current base salary, and 24 months of COBRA benefits. Any such severance benefits under the Employment Agreement are contingent on Dr. Poma entering into and not revoking a general release of claims in favor of the Company.

The Employment Agreement provides for reimbursement of reasonable business expenses and participation in the Company’s benefit plans. The Employment Agreement contains customary covenants related to confidentiality and non-disparagement.

The foregoing description of the Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Company also expects to enter into its standard director and officer indemnification agreement with Dr. Poma, a form of which was filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025.

The foregoing summary of the material terms of Dr. Poma’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is included to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Chairman of the Board

On April 22, 2025, the Board appointed James Schoeneck as chairman of the Board, effective April 22, 2025, to serve until his successor is duly elected and qualified, or until his earlier resignation or removal. As previously disclosed, Mr. Schoeneck has served on the Board since September 12, 2023.

Item 7.01. Regulation FD Disclosure.

On April 23, 2025, the Company issued a press release announcing the CEO transition and appointments described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01 Other Events.

On April 22, 2025, following the appointment of Dr. Poma as the CEO and Class I director, and as permitted by the Bylaws of the Company, the Board at the recommendation of the Nominating and Corporate Governance Committee, increased the size of the Board from five (5) to six (6) members, by increasing the number of Class I directors on the Board. The information under Item 5.02 above, as it relates to such appointment of Class I director is also incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
10.1	General Release of Claims and Transition Agreement by and between the Company and Allan Camaisa dated April 21, 2025.
10.2	Executive Employment Agreement by and between the Company and Eric Poma dated April 22, 2025.
99.1	Press Release dated April 23, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIDI BIOTHERAPEUTICS, INC.
Dated: April 23, 2025
	By:	/s/ Andrew Jackson
	Name:	Andrew Jackson
	Title:	Chief Financial Officer